UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

SYMBOTIC INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40175	98-1572401
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Research Drive
Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 978 284-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SYM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Izilda Martins as Chief Financial Officer

On June 9, 2025, Symbotic Inc. (the “Company”) announced the appointment of Izilda “Izzy” Martins as Chief Financial Officer and principal financial officer of the Company, effective August 9, 2025.

Ms. Martins, age 53, joins the Company from Avis Budget Group, Inc., where she served as Executive Vice President and Chief Financial Officer since January 2024. Prior to that, Ms. Martins held various strategic and financial roles with Avis Budget Group, Inc. and its predecessor entity, Cendant Corporation. She served as Executive Vice President, Americas from June 2020 to December 2023, after assuming the responsibilities associated with that role on an interim basis in January 2020. From May 2014 to December 2019, Ms. Martins served as Senior Vice President and Chief Financial Officer, Americas and from November 2010 to May 2014, she served as Senior Vice President and Chief Accounting Officer. She also held the position of Vice President of Tax from August 2006 to November 2010. Ms. Martins began her tenure at Cendant Corporation in November 2004 as Director of Tax Planning and Mergers & Acquisitions. Prior to joining Cendant, she was associated with Deloitte & Touche LLP for seven years. Ms. Martins holds a Bachelor of Science degree in Accounting and a Juris Doctor from Seton Hall University.

Pursuant to an offer letter dated June 5, 2025 between Ms. Martins and the Company (the “Offer Letter”), Ms. Martins’s employment will commence effective as of July 1, 2025, or such other date as mutually agreed by Ms. Martins and Symbotic’s Chief Executive Officer. Ms. Martins will serve as Chief Financial Officer-designate until she assumes the roles of Chief Financial Officer, Treasurer and principal financial officer of the Company, effective August 9, 2025. Ms. Martins’s base salary will be $650,000, and she will be eligible for an annual performance bonus target of 100% of her base salary under the Company’s annual cash bonus program. Ms. Martins will receive a sign-on cash bonus of $500,000, half of which will be paid after one month of employment and the other half will be paid after one year of employment. The sign-on cash bonus is subject to repayment if Ms. Martins’s employment is terminated by the Company for Cause (as defined in the Offer Letter) or by Ms. Martins without Good Reason (as defined in the Offer Letter) within two years. Ms. Martins will also receive an equity award comprised of restricted stock units and performance stock units with an aggregate target value of $12,000,000. Two-thirds of the equity awards will be in the form of a restricted stock unit award that will vest over three years, with the first one-third vesting on the one-year anniversary of the grant date, and the remaining portion vesting in eight equal quarterly installments thereafter. The remaining one-third of the equity awards will be in the form of a performance stock unit award that will vest, subject to Ms. Martins’s continued employment with the Company, in the Company’s fiscal year 2028. Ms. Martins is also eligible to receive up to $6,000 per month for up to one year of temporary housing and to participate in the Company’s benefit programs.

If Ms. Martins’s employment with the Company is either terminated by the Company other than for Cause or by Ms. Martins for Good Reason, subject to Ms. Martins’s execution and non-revocation of a general release, confidentiality, non-disparagement and non-competition agreement with the Company, the Company will provide her with (i) medical benefits continuation for a period of twelve months, either through premium reimbursement or continuation of benefits at the Company’s discretion and (ii) twelve months of cash severance at Ms. Martins’s then-current annual base salary.

There is no arrangement or understanding between Ms. Martins and any other person pursuant to which Ms. Martins was selected as an officer, nor does she have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Martins has no family relationships with any of the Company’s directors or executive officers.

A copy of the Offer Letter is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing descriptions of the Offer Letter is qualified in their entirety by reference to the full text of the Offer Letter. Ms. Martins has also entered into an indemnification agreement with the Company, the form of which is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2022 and is incorporated by reference herein.

Separation of Carol Hibbard as Chief Financial Officer

On June 9, 2025, the Company announced the planned separation of Carol Hibbard as Chief Financial Officer and Treasurer of the Company. Ms. Hibbard will continue to serve as the Company’s Chief Financial Officer, Treasurer and principal financial officer (collectively, the “Current Roles”) until August 8, 2025, after which Ms. Hibbard will continue her employment as a Senior Vice President with the Company to assist with transition matters through January 1, 2026 (the “Separation Date”), when her employment with the Company will terminate. Ms. Hibbard will continue to receive the salary and benefits she currently receives during this period and any outstanding equity awards held by Ms. Hibbard during this period will remain outstanding and eligible to vest in accordance with their terms.

In connection with her separation, Ms. Hibbard entered into a transition agreement (the “Transition Agreement”) with the Company as of June 9, 2025. Pursuant to the Transition Agreement, Ms. Hibbard will continue to serve in her Current Roles until August 8, 2025, after which she will serve as a Senior Vice President with the Company to assist with transition matters through the Separation Date.

After the Separation Date, Ms. Hibbard will serve as a consultant to the Company through March 31, 2026 (the “Consulting Period”). Upon termination of employment on the Separation Date, subject to execution and non-revocation of a release of claims, Ms. Hibbard will receive (1) in accordance with the terms of her offer letter with the Company, aggregate severance payments of $600,000, payable in accordance with the Company’s normal payroll schedule over a period of 12 months, (2) an annual cash incentive bonus for fiscal year 2025 in an amount equal to $510,000 multiplied by the company bonus achievement percentage applicable to the Company’s executive leadership team for fiscal 2025, payable when bonuses are paid to the Company’s leadership team and (3) continued vesting through and including the end of the Consulting Period of the restricted stock unit awards granted to her under the Company’s 2022 Omnibus Incentive Compensation Plan. In accordance with the terms of her offer letter with the Company, Ms. Hibbard will also be entitled to continuation of group medical insurance coverage subsidized by the Company for a period of 12 months following the Separation Date. Notwithstanding the foregoing, in the event the Separation Date occurs as a result of a termination for Cause (as defined in Ms. Hibbard’s Non-Competition Agreement, dated as of September 17, 2023), Ms. Hibbard will not be entitled to the severance benefits described above. Under the Transition Agreement, Ms. Hibbard will be subject to continued compliance with confidentiality, non-solicitation and non-disparagement covenants and a non-compete provision for a period of one year after the Separation Date.

A copy of the Transition Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement.

Item 7.01	Regulation FD Disclosure.

On June 9, 2025, the Company issued a press release announcing the appointment of Ms. Martins and the separation of Ms. Hibbard. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing or document.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated June 5, 2025, between Symbotic Inc. and Izilda Martins

10.2	Transition Agreement, dated June 9, 2025 between Symbotic Inc. and Carol Hibbard

99.1	Press Release dated June 9, 2025

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBOTIC INC.

Date: June 9, 2025	By:	/s/ Corey Dufresne
	Name: Title:	Corey Dufresne Senior Vice President & General Counsel